Exhibit 99.1

FOR RELEASE AT 6AM ET

ENTEGRIS’ STRONG FOURTH-QUARTER CAPS RECORD YEAR

•	Fourth-quarter revenue of $401.6 million grew 15 percent from prior year

•	Fourth-quarter GAAP diluted EPS of $0.57; Non-GAAP diluted EPS $0.47 increased 12% from a year ago

•	Fiscal 2018 revenue of $1.6 billion increased 15 percent

•	Fiscal 2018 GAAP diluted EPS of $1.69; Non-GAAP diluted EPS of $1.89 increased 31% from a year ago

BILLERICA, Mass., February 5, 2019 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s fourth quarter and the fiscal year ended December 31, 2018.
The Company reported sales of $1.55 billion for fiscal 2018, an increase of 15 percent from the prior year. Net income for the year was $240.8 million, or $1.69 per diluted share, which included amortization of intangible assets of $62.2 million, a $34.5 million tax benefit from legal entity restructuring, a $6.9 million charge for fair value write-up of acquired inventory sold, $8.4 million of integration costs and transaction expenses associated with the purchase of SAES Pure Gas, and a $2.3 million loss on debt extinguishment. Non-GAAP net income for fiscal 2018 was $270 million, or $1.89 per diluted share, which both increased 31 percent, compared to fiscal 2017.
Fourth-quarter sales were $401.6 million, an increase of 15 percent from the same quarter last year. Fourth-quarter net income was $80.8 million, or $0.57 per diluted share, which included amortization of intangible assets of $17.1 million, a $34.5 million tax benefit from legal entity restructuring, a $3.4 million charge for fair value write-up of acquired inventory sold, and a $2.3 million loss on debt extinguishment. Non-GAAP net income was $66.3 million, or $0.47 per diluted share, which increased 11 percent and 12 percent respectively, compared to the fourth quarter of 2017.
Bertrand Loy, president and chief executive officer, said: “Our fourth quarter results capped off another record year for Entegris. In 2018, we grew our sales 15 percent and increased adjusted EBITDA 22 percent, demonstrating the leverage of our model. Our results showcased the strength of our teams’ execution and the resilience of our unit-driven business model. “
Mr. Loy added: “We continue to see tremendous value in our ability to help our customers achieve higher yields, along with new levels of device reliability and performance. Entegris is uniquely positioned to achieve this, with our combination of global scale, world class technical capabilities and operational excellence. In 2019, we expect to leverage these capabilities and continue to outpace our markets.”

ENTEGRIS, INC.        129 Concord Road, Building 2    T + 1 978 436 6500
entegris.com        Billerica, MA 01821 USA        F + 1 978 436 6745

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q4-2018	Q4-2017	Q3-2018
Net sales	$401,642	$350,562	$398,597
Operating income	$71,308	$71,152	$67,975
Operating margin	17.8%	20.3%	17.1%
Net income (loss)	$80,784	$(28,341)	$48,060
Diluted earnings (loss) per share (EPS)	$0.57	$(0.20)	$0.34
Non-GAAP Results
Non-GAAP adjusted operating income	$93,485	$82,172	$93,893
Adjusted operating margin	23.3%	23.4%	23.6%
Non-GAAP net income	$66,300	$59,694	$65,621
Non-GAAP EPS	$0.47	$0.42	$0.46
First-Quarter Outlook
For the first quarter ending March 30, 2019, the Company expects sales to be approximately at the same level as the fourth quarter of 2018. The Company expects GAAP EPS will be approximately on the same level as the fourth quarter of 2018, excluding the one-time tax benefit (which impacted GAAP net income from the fourth quarter 2018). Non-GAAP EPS is expected to be approximately at the same level as the fourth quarter of 2018.
Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, as well as safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.
Fourth-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the fourth quarter on Tuesday, February 5, 2019, at 9:00 a.m. Eastern Time.Participants should dial 888-254-3590 or +1 323-994-2093 referencing confirmation code 6919701. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 6919701. The replay will be available February 5, 2019 12:00 Eastern Time through March 21, 2019 12:00 Eastern Time. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.
Management’s slide presentation concerning the results for the fourth quarter and fiscal year, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Tuesday morning.

Entegris, Inc. - page 2 of 14

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA, GAAP Gross Profit to Adjusted Gross Profit, GAAP Segment Profit to Adjusted Operating Income, and GAAP to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; market and technology trends; the development of new products and the success of their introductions; Company’s capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; the amount and timing of synergies from the proposed transaction with Versum Materials, the closing date for the proposed transaction with Versum Materials; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers’ rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to

Entegris, Inc. - page 3 of 14

protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15, 2018, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
Additional Information about the Merger and Where to Find It
This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Entegris and Versum Materials. In connection with the proposed transaction, Entegris intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Entegris and Versum Materials that also constitutes a prospectus of Entegris. Each of Entegris and Versum Materials also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Entegris and Versum Materials. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Entegris and Versum Materials, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Entegris will be available free of charge on Entegris’ website at http://www.entegris.com or by contacting Entegris’ Investor Relations Department by email at irelations@entegris.com or by phone at 978-436-6500. Copies of the documents filed with the SEC by Versum Materials will be available free of charge on Versum Materials’ website at investors.versummaterials.com or by phone at 484-275-5907.
Participants in the Solicitation
Entegris, Versum Materials and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Entegris is set forth in Entegris’ proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 28, 2018, and Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 15, 2018. Information about the directors and executive officers of Versum Materials is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on December 20, 2018, and Versum Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018, which was filed with the SEC on November 21, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus

Entegris, Inc. - page 4 of 14

carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Entegris or Versum Materials using the sources indicated above.

Entegris, Inc. - page 5 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	December 31, 2018	December 31, 2017	September 29, 2018
Net sales	$401,642	$350,562	$398,597
Cost of sales	221,902	186,883	216,881
Gross profit	179,740	163,679	181,716
Selling, general and administrative expenses	60,707	55,018	62,358
Engineering, research and development expenses	30,675	26,489	29,964
Amortization of intangible assets	17,050	11,020	21,419
Operating income	71,308	71,152	67,975
Interest expense, net	8,426	7,533	7,678
Other expense, net	3,176	21,696	810
Income before income tax expense	59,706	41,923	59,487
Income tax (benefit) expense	(21,078)	70,264	11,427
Net income (loss)	$80,784	$(28,341)	$48,060

Basic net income (loss) per common share:	$0.58	$(0.20)	$0.34
Diluted net income (loss) per common share:	$0.57	$(0.20)	$0.34

Weighted average shares outstanding:
Basic	139,268	141,329	141,556
Diluted	140,515	141,329	143,033

Entegris, Inc. - page 6 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Twelve months ended
	December 31, 2018	December 31, 2017
Net sales	$1,550,497	$1,342,532
Cost of sales	830,666	733,547
Gross profit	719,831	608,985
Selling, general and administrative expenses	246,534	216,194
Engineering, research and development expenses	118,456	106,951
Amortization of intangible assets	62,152	44,023
Operating income	292,689	241,817
Interest expense, net	30,255	31,628
Other expense, net	8,002	25,458
Income before income tax expense	254,432	184,731
Income tax expense	13,677	99,665
Net income	$240,755	$85,066

Basic net income per common share:	$1.71	$0.60
Diluted net income per common share:	$1.69	$0.59

Weighted average shares outstanding:
Basic	141,026	141,553
Diluted	142,610	143,518

Entegris, Inc. - page 7 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	482,062	$625,408
Trade accounts and notes receivable, net	222,055	183,434
Inventories, net	268,140	198,089
Deferred tax charges and refundable income taxes	17,393	18,012
Other current assets	39,688	32,665
Total current assets	1,029,338	1,057,608
Property, plant and equipment, net	419,529	359,523
Other assets:
Goodwill	550,202	359,688
Intangible assets, net	295,687	182,430
Deferred tax assets and other noncurrent tax assets	10,162	9,103
Other	12,723	7,820
Total assets	$2,317,641	$1,976,172
LIABILITIES AND EQUITY
Current liabilities
Long-term debt, current maturities	4,000	100,000
Accounts payable	93,055	68,762
Accrued liabilities	141,020	99,374
Income tax payable	31,593	22,835
Total current liabilities	269,668	290,971
Long-term debt, excluding current maturities	934,863	574,380
Other liabilities	101,085	117,803
Shareholders’ equity	1,012,025	993,018
Total liabilities and equity	$2,317,641	$1,976,172

Entegris, Inc. - page 8 of 14

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating activities:
Net income (loss)	$80,784	$(28,341)	$240,755	$85,066
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	16,880	15,035	65,116	58,208
Amortization	17,050	11,020	62,152	44,023
Stock-based compensation expense	4,385	3,849	17,112	15,306
Provision for deferred income taxes	(10,810)	1,374	(11,876)	1,628
Loss on extinguishment of debt	2,319	20,687	2,429	20,687
Other	5,804	4,267	16,278	28,295
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	(8,760)	(56)	(17,473)	(15,401)
Inventories	(9,312)	(5,330)	(38,100)	(20,214)
Accounts payable and accrued liabilities	29,390	8,377	19,950	15,975
Income taxes payable, refundable income taxes and noncurrent taxes payable	(21,188)	62,852	(30,381)	64,516
Other	(15,215)	(7,993)	(13,386)	(4,716)
Net cash provided by operating activities	91,327	85,741	312,576	293,373
Investing activities:
Acquisition of property and equipment	(34,816)	(25,658)	(110,153)	(93,597)
Acquisition of business, net of cash	(426)	—	(380,694)	(20,000)
Other	(111)	68	4,903	1,142
Net cash used in investing activities	(35,353)	(25,590)	(485,944)	(112,455)
Financing activities:
Proceeds from long-term borrowings	400,000	550,000	402,000	550,000
Payments on long-term debt	(108,850)	(385,000)	(135,850)	(460,000)
Dividend payments	(9,890)	(9,896)	(39,591)	(9,896)
Payments for debt extinguishment costs	—	(16,200)	—	(16,200)
Issuance of common stock	2,548	1,984	5,577	5,566
Taxes paid related to net share settlement of equity awards	(134)	(480)	(14,686)	(5,887)
Repurchase and retirement of common stock	(143,781)	(10,000)	(173,781)	(28,000)
Other	(8,512)	(7,062)	(9,258)	(8,332)
Net cash provided by financing activities	131,381	123,346	34,411	27,251
Effect of exchange rate changes on cash and cash equivalents	(186)	6,714	(4,389)	10,850
Increase (decrease) in cash and cash equivalents	187,169	190,211	(143,346)	219,019
Cash and cash equivalents at beginning of period	294,893	435,197	625,408	406,389
Cash and cash equivalents at end of period	$482,062	$625,408	$482,062	$625,408

Entegris, Inc. - page 9 of 14

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Net sales	December 31, 2018	December 31, 2017	September 29, 2018	December 31, 2018	December 31, 2017
Specialty Chemicals and Engineered Materials	$133,928	$125,339	$131,234	$530,241	$485,470
Microcontamination Control	158,181	115,650	151,345	552,844	436,225
Advanced Materials Handling	109,533	109,573	116,018	467,412	420,837
Total net sales	$401,642	$350,562	$398,597	$1,550,497	$1,342,532

	Three months ended			Twelve months ended
Segment profit[1]	December 31, 2018	December 31, 2017	September 29, 2018	December 31, 2018	December 31, 2017
Specialty Chemicals and Engineered Materials	$29,016	$30,075	$31,860	$129,754	$111,802
Microcontamination Control	48,389	39,328	44,530	173,964	141,413
Advanced Materials Handling	16,791	18,226	19,494	82,541	59,838
Total segment profit	94,196	87,629	95,884	386,259	313,053
Amortization of intangibles	17,050	11,020	21,419	62,152	44,023
Unallocated expenses	5,838	5,457	6,490	31,418	27,213
Total operating income	$71,308	$71,152	$67,975	$292,689	$241,817

1 Beginning in the first quarter of 2018, the Company has changed its definition of segment profit to include an allocation of certain general and administrative costs for the Company’s human resources, finance and information technology functions previously unallocated by the Company. Prior quarter information was recast to reflect the change in the Company’s definition of segment profit.

Entegris, Inc. - page 10 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2018	December 31, 2017	September 29, 2018	December 31, 2018	December 31, 2017
Net sales	$401,642	$350,562	$398,597	$1,550,497	$1,342,532
Gross profit-GAAP	$179,740	$163,679	$181,716	$719,831	$608,985
Adjustments to gross profit:
Severance related to organizational realignment	460	—	—	460	740
Charge for fair value mark-up of acquired inventory sold	3,379	—	3,281	6,868	—
Impairment of equipment	—	—	—	—	5,330
Adjusted gross profit	$183,579	$163,679	$184,997	$727,159	$615,055

Gross margin - as a % of net sales	44.8%	46.7%	45.6%	46.4%	45.4%
Adjusted gross margin - as a % of net sales	45.7%	46.7%	46.4%	46.9%	45.8%

Entegris, Inc. - page 11 of 14

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Segment profit-GAAP	December 31, 2018	December 31, 2017	September 29, 2018	December 31, 2018	December 31, 2017
Specialty Chemicals and Engineered Materials	$29,016	$30,075	$31,860	$129,754	$111,802
Microcontamination Control	48,389	39,328	44,530	173,964	141,413
Advanced Materials Handling	16,791	18,226	19,494	82,541	59,838
Total segment profit	94,196	87,629	95,884	386,259	313,053
Amortization of intangible assets	17,050	11,020	21,419	62,152	44,023
Unallocated expenses	5,838	5,457	6,490	31,418	27,213
Total operating income	$71,308	$71,152	$67,975	$292,689	$241,817

	Three months ended			Twelve months ended
Adjusted segment profit	December 31, 2018	December 31, 2017	September 29, 2018	December 31, 2018	December 31, 2017
Specialty Chemicals and Engineered Materials [1]	$29,016	$30,075	$31,860	$129,754	$111,816
Microcontamination Control [2]	51,768	39,328	47,811	180,832	143,052
Advanced Materials Handling [3]	17,251	18,226	19,960	83,467	67,345
Total adjusted segment profit	98,035	87,629	99,631	394,053	322,213
Amortization of intangible assets[4]	—	—	—	—	—
Unallocated expenses[5]	4,550	5,457	5,738	23,060	23,273
Total adjusted operating income	$93,485	$82,172	$93,893	$370,993	$298,940
1 Adjusted segment profit for Specialty Chemicals and Engineered Materials for the twelve months ended December 31, 2017 excludes charges for severance related to organizational realignment of $14.
2 Adjusted segment profit for Microcontamination Control excludes charges for fair value mark-up of acquired inventory sold of $3,379 and$3,281 for the three months ended December 31, 2018 and September 29, 2018, respectively, and $6,868 for the twelve months ended December 31, 2018. Adjusted segment profit for Microcontamination Control excludes impairment of equipment and charges for severance related to organizational realignment of $1,639 for the twelve months ended December 31, 2017.
3 Adjusted segment profit for Advanced Material Handling excludes loss on sale of subsidiary $466 for the three months ended September 29, 2018 and the twelve months ended December 31, 2018. Adjusted segment profit for Advanced Material Handling excludes charges for impairment of equipment and severance related to organizational realignment of $460 for the three and twelve months ended December 31, 2018 and $7,507 for the twelve months ended December 31, 2017, respectively.
4 Adjusted amortization of intangible assets excludes amortization expense of $17,050, $11,020, and $21,419 for the three months ended December 31, 2018, December 31, 2017, and September 29, 2018, respectively, and $62,152 and $44,023 for the twelve months ended December 31, 2018 and December 31, 2017, respectively.
5 Adjusted unallocated expenses excludes integration expenses of $1,288, $752 and $3,237 for the three months ended December 31, 2018 and September 29, 2018 and the twelve months ended December 31, 2018, respectively. Adjusted unallocated expenses excludes deal costs of $5,121 for the twelve months ended December 31, 2018. Adjusted unallocated expenses excludes charges for impairment of intangibles and severance related to organizational realignment of $3,940 for the twelve months ended December 31, 2017.

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Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2018	December 31, 2017	September 29, 2018	December 31, 2018	December 31, 2017
Net sales	$401,642	$350,562	$398,597	$1,550,497	$1,342,532
Net income (loss)	$80,784	$(28,341)	$48,060	$240,755	$85,066
Adjustments to net income (loss):
Income tax (benefit) expense	(21,078)	70,264	11,427	13,677	99,665
Interest expense, net	8,426	7,533	7,678	30,255	31,628
Other expense, net	3,176	21,696	810	8,002	25,458
GAAP - Operating income	71,308	71,152	67,975	292,689	241,817
Charge for fair value write-up of acquired inventory sold	3,379	—	3,281	6,868	—
Deal costs	—	—	—	5,121	—
Integration costs	1,288	—	752	3,237	—
Severance related to organizational realignment	460	—	—	460	2,700
Impairment of equipment and intangibles [1]	—	—	—	—	10,400
Loss on sale of subsidiary	—		466	466	—
Amortization of intangible assets	17,050	11,020	21,419	62,152	44,023
Adjusted operating income	93,485	82,172	93,893	370,993	298,940
Depreciation	16,880	15,035	16,537	65,116	58,208
Adjusted EBITDA	$110,365	$97,207	$110,430	$436,109	$357,148

Adjusted operating margin	23.3%	23.4%	23.6%	23.9%	22.3%
Adjusted EBITDA - as a % of net sales	27.5%	27.7%	27.7%	28.1%	26.6%

1 Includes product line impairment charges of $5,330 classified as cost of sales for the twelve months ended December 31, 2017.
Includes intangible impairment charge of $3,866 classified as selling general and administrative expense for the twelve months ended December 31, 2017.
Includes product line impairment charge of $320 classified as selling general and administrative expense for the twelve months ended December 31, 2017.
Includes product line impairment charge of $884 classified as engineering, research and development expense for the twelve months ended December 31, 2017.

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Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2018	December 31, 2017	September 29, 2018	December 31, 2018	December 31, 2017
GAAP net income (loss)	$80,784	$(28,341)	$48,060	$240,755	$85,066
Adjustments to net income (loss):
Charge for fair value write-up of inventory acquired	3,379	—	3,281	6,868	—
Deal costs	—	—	—	5,121	—
Integration costs	1,288	—	752	3,237	—
Severance related to organizational realignment	460	—	—	460	2,700
Impairment of equipment and intangibles [1]	—	—	—	—	13,200
Loss on debt extinguishment	2,319	20,687	—	2,319	20,687
Loss on sale of subsidiary	—	—	466	466	—
Amortization of intangible assets	17,050	11,020	21,419	62,152	44,023
Tax effect of adjustments to net income and discrete items[2]	(5,603)	(10,385)	(5,797)	(17,812)	(26,046)
Tax effect of legal entity restructuring	(34,478)	—	—	(34,478)	—
Tax effect of Tax Cuts and Jobs Act	1,101	66,713	(2,560)	683	66,713
Non-GAAP net income	$66,300	$59,694	$65,621	$269,771	$206,343

Diluted earnings (loss) per common share	$0.57	$(0.20)	$0.34	$1.69	$0.59
Effect of adjustments to net income	$(0.10)	$0.61	$0.12	$0.20	$0.85
Diluted non-GAAP earnings per common share	$0.47	$0.42	$0.46	$1.89	$1.44
1Includes product line impairment charges of $5,330 classified as cost of sales for the twelve months ended December 31, 2017.
Includes intangible impairment charge of $3,866 classified as selling general and administrative expense for the twelve months ended December 31, 2017.
Includes product line impairment charge of $320 classified as selling general and administrative expense for the twelve months ended December 31, 2017.
Includes product line impairment charge of $884 classified as engineering, research and development expense for the twelve months ended December 31, 2017.
Includes product line impairment charge of $2,800 classified as other expense for the twelve months ended December 31, 2017.
2The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.

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Entegris, Inc. - page 14 of 14